UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2010

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

26000 Commercentre Drive, Lake Forest, California 92630

(Address of principal executive offices)

(Zip Code)

(949) 598-9242

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Primoris Services Corporation, a Delaware corporation (the “company” or “our”), was held on April 12, 2010 for the purpose of considering and voting upon two proposals related to the Company’s acquisition of James Construction Group, LLC on December 18, 2009.  The total number of shares of the Company’s common stock issued, outstanding and entitled to vote at the meeting was 33,121,567 shares of which 23,847,343 were present at the meeting either in person or by proxy.  The following is a summary of the voting results for each matter presented to our stockholders:

Proposal 1

Our stockholders approved the issuance of (a) 8,185,278 shares of common stock issuable upon the conversion of the 81,852.78 shares of Series A Non-Voting Contingent Convertible Preferred Stock issued in connection with the acquisition of James Construction Group, LLC, and (b) up to 6,508,276 shares of common stock, which shares of common stock may be issued as earnout consideration in connection with the acquisition of James Construction Group, LLC, as set forth below:

•                  Votes “For” — 23,772,963

•                  Votes “Against” — 14,514

•                  “Abstentions” — 59,866

•                  Broker Non-Votes — 0

Proposal 2

Our stockholders approved the conversion of 81,852.78 shares of Series A Non-Voting Contingent Convertible Preferred Stock into 8,185,278 shares of common stock, which shares of Series A Non-Voting Contingent Convertible Preferred Stock were issued in connection with the acquisition of James Construction Group, LLC, as set forth below:

•                  Votes “For” — 23,753,144

•                  Votes “Against” — 33,633

•                  “Abstentions” — 60,566

•                  Broker Non-Votes — 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: April 15, 2010	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer